EXHIBIT 23.1




CONSENT OF COOPERS & LYBRAND

We consent to the incorporation by reference of our report dated January 25, 1994 on our audits of the consolidated financial statements and financial statement schedules of Chesapeake Corporation and subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K, in the following registration statements on Form S-8:

     The Chesapeake Corporation of Virginia 1981 Stock Incentive Plan
          (File No. 2-71595)

     Salaried Employees' Stock Purchase Plan (File No. 33-14926)

     Hourly Employees' Stock Purchase Plan (File No. 2-79636)

     Chesapeake Corporation 1987 Stock Option Plan (File No. 33-14925)

     Chesapeake Corporation 401(k) Savings Plan for Salaried Employees
          (File No. 33-14927)

     Chesapeake Corporation 401(k) Savings Plan for Hourly Employees
          (File No. 33-26150)

     Chesapeake Corporation Non-Employee Director Stock Option Plan
          (File No. 33-53478)

     Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees
          (File No. 33-55558)

     Chesapeake Corporation 1993 Incentive Plan (File No. 33-67384)

We consent to the incorporation by reference in the registration statement on Form S-8 for the Hourly Employees' Stock Purchase Plan (File No. 2-79636) of our report dated December 10, 1993 on our audits of the balance sheet of the Hourly Employees' Stock Purchase Plan of Chesapeake Corporation and participating subsidiaries as of November 30, 1993 and 1992, and the related Ystatement of changes in plan equity for each of the three fiscal years in the period ended November 30, 1993, which report is included in the Annual Report on Form 11-K (Exhibit 28.1).

                                        /s/ COOPERS & LYBRAND
                                           COOPERS & LYBRAND
Richmond, Virginia
March 3, 1994
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